Exhibit 99.2

TerraForm Power (TERP) CORPORAE PROFILE OCTOBER 2017

 2 Cautionary Statement Regarding Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, developments or financial performance that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates or forecasts of expected net income (loss), revenues, earnings, adjusted EBITDA, adjusted revenue, cash available for distribution (CAFD), dividend growth, cost saving initiatives, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forwardlooking statements. Factors that might cause such differences include, but are not limited to, risks related to the transition to Brookfield sponsorship; risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for certain services including critical systems and information technology infrastructure; risks relating to our ability to achieve cost reductions and savings; risks related to wind conditions at our wind assets or to weather conditions at our solar assets; risks related to potential events of default at our project financings; risks related to delays in our filing of periodic reports with the SEC; risks related to the effectiveness of our internal controls over financial reporting; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations in the energy markets and termination provisions and buyout provisions in offtake agreements; the ineffectiveness of our power hedges; our ability to successfully identify, evaluate, and consummate acquisitions at accretive prices or at all; government regulation, including compliance with regulatory and permit requirements, changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy, and changes in tax incentives or rules that benefit or affect renewable energy facilities; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; cash trapped at the project level, including the risk that such project-level cash may not be released up to the Company in a timely manner; risks related to the proposed relocation of the Company’s headquarters; our ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or curtailment of our power plants. Furthermore, any dividends that we may pay in the future will be subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2016 and Form 10-Q for the period ended June 30, 2017 including the risk factors identified therein, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. The information presented in this presentation does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Power, is not a replacement for full financial statements prepared in accordance with U.S. GAAP. In addition, this presentation contain projections of TerraForm Power’s adjusted revenue, adjusted EBITDA and CAFD, which are not measures under generally accepted accounting principles in the United States. TerraForm Power believes these measures are useful to investors but the use of these measures is subject to inherent limitations and these measures should not be considered in isolation from or as a substitute for the applicable U.S. GAAP measure. For additional information regarding these non-GAAP measures, please see the appendix of this presentation.

 3 Overview of TerraForm Power TERP will focus on acquiring, owning and operating solar and wind assets in North America and Western Europe 1. Based on the closing price on October 16, 2017 2. 80-85% target payout of Cash Available for Distribution (“CAFD”) 3. Weighted on 2016 project CAFD (pro forma for asset sales) 80-85% Payout2 Significant NOLs $0.72 TARGET 2018 DIVIDEND ~$2 Billion1 MARKET CAPITALIZATION TAX ADVANTAGED STRUCTURE (C CORP) $6 billion POWER ASSETS 61% / 39% SOLAR / WIND3 2,600 MEGAWATTS OF CAPACITY 51% BROOKFIELD OWNERSHIP TERP NASDAQ

 4 Who We Are Owner and operator of a 2,600 MW diversified portfolio of high-quality solar and wind assets, primarily in the US, underpinned by long-term contracts Solar Wind Total US 895 MW 1,454 MW 2,348 MW International 181 MW 78 MW 259 MW Total 1,075 MW 1,532 MW 2,607 MW

 5 Our Value Proposition Our objective is to deliver an attractive and sustainable total return of 12% per annum to our shareholders Attractive dividend yield supported by conservative target payout of 80-85% of CAFD Target 5-8% annual DPS increase 1 2 12% Target Total Return

 6 A Leading Asset Manager • Globally diverse operations with $250 billion of assets under management • 100-year history of investing in, owning and operating real assets • Strong track record as cornerstone investor aligned with other stakeholders Established Investment Strategy • Demonstrated ability to originate proprietary deal flow and execute large, multi-faceted transactions in order to invest on value basis • Operations-oriented approach to enhance value by reducing costs, increasing efficiency and generating accretive organic growth projects • Track record of raising substantial capital in diverse markets and at all points in economic cycle • Conservative financing strategy Operational Excellence • Operates one of largest pure-play renewable businesses globally with ~14 GW of generation • Vertically-integrated power operations with full operating, development and power marketing capabilities • >2,000 experienced operators, 140 power marketing experts, and 4 regional control centers Significant Support of TERP • Under the MSA, Brookfield provides executive leadership, significant business development resources as well as capital markets support • 3,500 MW ROFO pipeline • $500 million subordinated acquisition facility Brookfield as Sponsor Will leverage Brookfield’s significant deal sourcing capabilities, access to capital and deep operational expertise in owning, operating and developing renewable assets

 7 Profile of Operations Utility Solar Distributed Solar 3 Utility Wind 2 1

 8 Utility Solar Net MW  671 MW Number of Sites  26 % of 2016 Cash Flow1  30% 20+ years, 48% 16-20 years, 42% 11-15 years, 7% 6-10 years, 3% Average 19 years SunEdison / MEMC 42% First Solar 39% SunTech 6% Sharp 4% Trina Solar 3% Celestica 3% All others (<3%) 3% Aa1 to Aa3, 63% A1 to A3, 18% Baa1 to Baa3, 2% NR, 17% FL - 8 MW CA - 402 MW NV - 32 MW UT - 23 MW NC - 26 MW Canada - 59 MW CO - 8 MW U.K. - 11 MW Chile - 102 MW Average Aa3 High Quality Modules Note: Remaining PPA Life and Offtaker Credit Rating are Net MW-weighted. Module Supplier is Gross MW-weighted. As of June 30, 2017, except for credit ratings which are as of August 18, 2017. 1. Weighted on 2016 project CAFD (pro forma for asset sales) Remaining PPA Life Offtaker Credit Rating Module Supplier Summary Statistics

 9 Distributed Solar Remaining PPA Life Offtaker Credit Rating Module Supplier Net MW  405 MW Number of Sites  523 % of 2016 Cash Flow1  31% 20+ years, 9% 16-20 years, 52% 11-15 years, 27% 6-10 years, 11% 0-5 years, 1% Average 16 years SunEdison / MEMC 35% Chint Solar 16% Yingli Solar 11% Trina Solar 11% SunTech 7% SunPower 4% Canadian Solar 4% Solar World 2% All others (≤1%) 10% CA - 99 MW FL - 1 MW Canada - 8 MW AZ - 12 MW NM - 1 MW NH - 1 MW MA - 123 MW CT - 1 MW NJ - 63 MW MD - 19 MW NC - 10 MW GA - 5 MW OR - 1 MW VT - 8 MW MN - 2 MW TX - 1 MW PA - 8 MW UT - 19 MW CO - 4 MW HI - 1 MW NY - 16 MW OH - 10 MW PR - 5 MW Aaa, 9% Aa1 to Aa3, 51% A1 to A3, 40% Average Aa3 Diverse Mix Note: Remaining PPA Life and Offtaker Credit Rating are Net MW-weighted. Module Supplier is Gross MW-weighted. As of June 30, 2017, except for credit ratings which are as of August 18, 2017. 1. Weighted on 2016 project CAFD (pro forma for asset sales) Summary Statistics

 10 Utility Wind Remaining PPA Life Turbine Supplier 20+ years, 12% 11-15 years, 51% 6-10 years, 19% 0-5 years, 19% HI - 81 MW Canada - 78 MW ME - 219 MW NY - 160 MW IL - 386 MW TX - 387 MW NE - 181 MW VT - 40 MW Average 12 years GE 71% Vestas 15% Clipper 14% Aaa, 25% Aa1 to Aa3, 20% A1 to A3, 22% Baa1 to Baa3, 28% NR, 6% Note: Remaining PPA Life and Offtaker Credit Rating are Net MW-weighted. Turbine Supplier is Gross MW-weighted. As of June 30, 2017, except for credit ratings which are as of August 18, 2017. 1. Weighted on 2016 project CAFD (pro forma for asset sales) Average A1 Primarily Top Tier Offtaker Credit Rating Summary Statistics Net MW  1,532 MW Number of Sites  18 % of 2016 Cash Flow1  39%

 11 Investment Highlights High Quality Assets that Produce Stable Cash Flow Well Positioned to Achieve Targeted DPS Growth of 5-8% per Annum Prudent Financing Strategy Experienced Sponsor C B A D

 12 Portfolio of High Quality Assets with Significant Diversity Significant resource diversity2 Recently constructed2 Diversification of Cash Flows1 Solar 41% Wind 59% 2.6 GW Fleet <2 years 20% 2-5 years 55% >5 years 25% 1. Weighted on 2016 project CAFD (pro forma for sale of UK solar and DG resi assets) 2. Weighted on Net MW. As of June 30, 2017 Utility Solar 1 9% Utility Wind 1 8% DG Solar 1 7% Utility Wind 2 6% Utility Wind 3 6% DG Solar 2 4% Utility Wind 4 4% DG Solar 3 4% Utility Solar 2 3% All other (≤3%) 49% >50% of cash flows from unlevered projects1 Average age of 4 years Solar: US California 19% Solar: US Northeast 8% Solar: US All Other 7% Solar: Chile 4% Solar: Canada 3% Wind: US Midwest 22% Wind: US Northeast 16% Wind: US Texas 15% Wind: US Hawaii 3% Wind: Canada 3% Meaningful Portfolio Effect A Large-scale portfolio diversified by technology2 On a cash flow basis, fleet is 61% solar, 39% wind1

 13 Long-Term Offtake Contracts1 Creditworthy Investment Grade Offtakers1 Aaa 16% Aa1 to Aa3 36% A1 to A3 23% Baa1 to Baa3 17% NR 8% Average Aa3 Long-Term Stable Cash Flows ~15 years1 of contracted cash flow with creditworthy offtakers 97% of cash flows are under long term contract 1. Average remaining offtake contract length and offtaker credit ratings are net MW-weighted. Data as of June 30, 2017, except for credit ratings which are as of August 18, 2017. 20+ years 21% 15-20 years 36% 10-15 years 30% <10 years 13% Average ~15 Years Remaining A

B Significant Opportunity to Enhance Cash Flows of Existing Assets

TerraForm Power

Opportunity to deliver **significant margin improvements** from operating cost savings and availability improvements

Phase 1	Phase 2
• ~$10 million • Achievable in first year • Streamlining processes and optimizing structure – Rationalizing headcount – Adopting flatter organizational structure – In-sourcing back-office functions	• $2 per MWh[1] or $15 million • Achievable over next 2-3 years • Replacing high cost legacy O&M contracts across our wind fleet – In-sourcing model – Full wrap contracts with OEMs at reduced costs • Availability improvements

1. Operating costs in 2016 were ~$20 per MWh

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 15 B Multiple Drivers of Growth Acquisitions Originated by Brookfield • Opportunistically pursue value-oriented acquisitions originated by Brookfield • US wind and solar installations are expected to exceed 20 GW in 2020 • Industry is highly fragmented with many of the current owners not likely to hold long-term • Invest in our existing fleet on an accretive basis ‒ Asset repowerings ‒ Site expansions ‒ Energy storage • Develop add-on acquisition pipeline across our scope of operations ‒ Tax equity buyouts ‒ Originate preferred relationships with developers Organic Growth • Access to 3,500 MW through Brookfield ROFO • Access to ~500 MW pipeline with third parties Access to ROFO Pipeline

 16 $0.72 $0.80 $0.08 Target 2018 DPS Margin improvements 2020 DPS Well Positioned to Achieve Target DPS Growth of 5-8% per Annum Expected margin improvements sufficient to achieve growth target through 2020 Notes/Assumptions: 1 Based on average savings of $2 per MWh ($15 million), assuming an ~80% payout 1 B ~6% CAGR

 17 $0.72 $0.90 $0.08 $0.06 $0.04 Target 2018 DPS Margin Improvements Retained Cash Flow Value-Oriented Acquisitions 2022 DPS Well Positioned to Achieve Target DPS Growth of 5-8% per Annum Notes/Assumptions: 1 Based on average savings of $2 MWh ($15 million) assuming an ~80% payout 2 Assumes ~15-20% of CAFD is retained and reinvested in our business generating a ~10% CAFD yield, of which 80-85% will be paid out as dividends 3 Acquire solar and wind generation at ~10% CAFD yield Require ~$100 million of total new equity to achieve target growth through 2022 1 2 3 B ~6% CAGR

 18 Prudent Financing Strategy • Simplified capital structure ‒ No debt between project level and holding company ‒ Acquisitions will be financed primarily using non-recourse debt with investment grade metrics • Plan is to further reduce corporate leverage to improve TERP’s credit rating ‒ Significant debt capacity at unlevered projects • Potential to repay corporate debt with proceeds from expected project financings ‒ Further deleverage as we deploy capital into new investments C

 19 $0.0 $0.5 $1.0 $1.5 2018 2019 2020 2021 2022 After Debt Maturity Ladder ($B) Undrawn Revolver and LCs Recourse Maturities Mini-Perm Non-Recourse Robust Balance Sheet • Long-dated, staggered debt maturities ‒ No material near-term maturities ‒ Project debt fully amortizes within contracted term ‒ Over 90% of project debt has fixed interest rate ‒ Strong interest coverage levels • Ample liquidity ‒ ~$650M of liquidity1 to fund growth ‒ Conservative target payout ratio of 80-85% of CAFD ‒ Brookfield has a track record of raising substantial capital at all points in economic cycle Note: All information shown is pro forma for Brookfield Transaction and expected repayment of non-recourse portfolio term loan. 1 As of October 16, 2017 (includes cash on hand, $500M sponsor line, and available revolver). 2 Mini-perm non-recourse debt is structured to be refinanced into full term facilities. 2 C

 20 D Experienced Sponsor Z 831 power generating facilities $36 billion TOTAL POWER ASSETS US, Canada & Western Europe 13,800 MEGAWATTS OF CAPACITY Acquired ~8.5 GW of capacity since 2012 One of the largest public pure-play renewable businesses globally with 100 years of experience in power generation Extensive operating, development and power marketing capabilities 3,500 MEGAWATT ROFO OF WIND & SOLAR (OPERATING AND DEVELOPMENT) 20 markets in 8 countries Significant deal sourcing capabilities and deep operational expertise in owning, operating and developing renewable assets

 21 Proven Track Record as Cornerstone Investor Brookfield has a proven track record as cornerstone investor aligned with other stakeholders 24% 11% 0% 5% 10% 15% 20% 25% Brookfield Infrastructure (BIP) S&P 500 ETF Total Return (annualized) Sept 2008 – Sept 2017 15% 5% 0% 5% 10% 15% 20% 25% Brookfield Renewable (BEP) S&P 500 ETF Total Return (annualized) Sept 2000 – Sept 2017 D Brookfield Renewable (BEP) Brookfield Infrastructure (BIP)

 22 Contacts Contact Title Email John Stinebaugh Chief Executive Officer John.Stinebaugh@brookfield.com Brett Prior Head of Investor Relations bprior@terraform.com

 23 Appendix

 24 Strong Governance with Enhanced Sponsor Alignment • Single class of voting shares • Brookfield owns 51% of outstanding shares ‒ Have the right to appoint 4 of 7 directors to the board of directors ‒ Remaining 3 directors are independent • Brookfield to provide significant support to TERP through a master services agreement ‒ Provide executive management (CEO, CFO and GC) ‒ Provide significant business development resources as well as capital markets support ‒ Base management fee of $10M, $12M, $15M in years 1, 2, and 3 and adjusted for inflation thereafter ‒ Variable management fee equal to 1.25% of the increase in TERP’s market capitalization • Brookfield has reset and reduced incentive distribution rights ‒ Increased thresholds. Eliminated top split of 50%, in line with other Brookfield listed vehicles ‒ 1st split is ~30% above target 2018 dividend

Pro Forma 2017 Guidance and Capitalization

TerraForm Power

- 2017 pro-forma net loss and CAFD guidance ranges of **$185-205 million** and **$105-125 million,** respectively
  - Pro-forma for asset sales and capital structure changes executed to-date and expected post-close

(in millions)	2017 Guidance	Asset Sales	Capital Structure[1]	2017 PF Guidance
MWh (000s)	7,400 – 7,700	(150)	-	7,250 – 7,550
Revenue, net	$590 - $610	($15)	-	$575 - $595
Net Income / (Loss)	($160) – ($180)	($45)	$20	($185) – ($205)
Adj. Revenue	$620 - $640	($15)	-	$605 - $625
Adj. EBITDA	$440 - $460	($10)	-	$430 - $450
CAFD	$90 - $110	($10)	$25	$105 - $125

(in millions)	June 30, 2017	Capital Structure[2]	PF June 30, 2017
Unrestricted cash	$692	$(638)	$54
Revolving credit facility	$497	$(281)	$216
Corporate debt	$1,250	$300	$1,550
Project debt	$2,151	$(369)	$1,782

1 Pro-forma for $400M of deleveraging, using ~$200M proceeds from sale of the UK solar and DG resi assets to repay non-recourse portfolio term loan and ~$200M unrestricted cash to repay the revolver, and interest savings from expected refinancing of non-recourse portfolio term loan with $300M corporate term loan.

2 Pro-forma for special dividend ($288M) and expected refinancing of non-recourse portfolio term lloan with $300M corporate term loan. Remaining corporate cash ($280M) used to repay revolving credit facility.

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26 Reconciliation of Non-GAAP measures: Pro Forma 2017 Guidance a) Represents net amortization of purchase accounting related intangibles arising from past business combinations related to favorable and unfavorable rate revenue contracts b) Primarily represents recognized deferred revenue related to the upfront sale of investment tax credits. c) Includes the reductions within operating revenues, due to net amortization of favorable and unfavorable rate revenue contracts. d) Non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In the forecasted period ended December 31, 2017 these items are expected to consist primarily of fees and expenses related to restructuring, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and investment banking, legal, third party diligence and advisory fees associated with the Brookfield transaction, dispositions and financings. $M, unless otherwise noted Reconciliation of Operating Revenues to Adjusted Revenue 2017 Guidance Midpoint Asset Sales Capital Structure 2017 Pro Forma Operating revenues $600 ($15) – $585 Amortization of favorable and unfavorable rate revenue contracts (a) 40 – – 40 Other non-cash items (b) (10) – – (10) Adjusted revenue $630 ($15) – $615 Reconciliation of Net Income (Loss) to Adjusted EBITDA/CAFD 2017 Guidance Midpoint Asset Sales Capital Structure 2017 Pro Forma Net income (loss) ($170) ($45) $20 ($195) Interest expense, net 260 – (20) 240 Income tax (benefit) expense (6) – – (6) Depreciation, accretion and amortization expense (c) 261 (1) – 260 Non-operating general and administrative expenses (d) 123 – – 123 Gain on sale of U.K. renewable energy facilities (37) 37 – – Other non-operating expenses 20 (1) – 19 Adjusted EBITDA $450 ($10) – $440 Interest payments (228) – 20 (208) Principal payments (99) – 5 (94) Cash distributions to non-controlling interests, net (15) – – (15) Non-expansionary capital expenditures (22) – – (22) Other items 13 – – 13 Cash available for distribution (CAFD) $100 ($10) $25 $115

 27 Use of Non-GAAP Measures Reconciliation of Operating Revenues, Net to Adjusted Revenue We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including revenue. Please see slide 28 for additional disclosures on the usefulness of Adjusted Revenue as a supplementary non-GAAP measure and on its limitations. Reconciliation of Net Income (Loss) to Adjusted EBITDA We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash general and administrative costs, interest expense, income tax (benefit) expense, gains (losses) on interest rate swaps, foreign currency gains (losses), acquisition related expenses, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income (loss). Please see slide 28 for additional disclosures on the usefulness of Adjusted EBITDA as a supplementary non-GAAP measure and on its limitations, Reconciliation of Adjusted EBITDA to CAFD We define “cash available for distribution” or “CAFD” as adjusted EBITDA of Terra LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (ii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iii) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (iv) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. CAFD Is not a measure of liquidity or profitability, is not recognized in accordance with GAAP and should not be viewed as an alterative to net income (loss), operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Please see slide 28 for additional disclosures on the usefulness of CAFD as a supplementary non- GAAP measure and on its limitations.

 28 Non-GAAP Measures: Additional Information Adjusted Revenue, Adjusted EBITDA and CAFD are supplemental non-GAAP measures and their limitations are discussed below. Because of the limitations described below, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD. Adjusted Revenue We define adjusted revenue as Operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We disclose Adjusted Revenue as a supplemental non-GAAP measure because it presents the component of our operating revenue that relates to the energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating the performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. In addition, Adjusted Revenue is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. We believe Adjusted Revenue is useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe it is also useful for communicating with shareholders, bondholders and lenders and other stakeholders. Adjusted Revenue has certain limitations in that it does not reflect the impact of these non-cash items of revenue on our performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including Operating revenues, net. Adjusted EBITDA We disclose Adjusted EBITDA because we believe Adjusted EBITDA is useful to investors and other interested parties as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. In addition, Adjusted EBITDA is also used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. We believe Adjusted EBITDA is useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe it is also useful for communicating with shareholders, bondholders and lenders and other stakeholders. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted EBITDA. Adjusted EBITDA is a supplemental non-GAAP financial measure. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Moreover, Adjusted EBITDA has certain limitations and should not be considered in isolation. Some of these limitations are: (i) Adjusted EBITDA does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) Adjusted EBITDA does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) Adjusted EBITDA does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and Adjusted EBITDA does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes, among other things, adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the bankruptcy of SunEdison, Inc. and certain of its subsidiaries (the “SunEdison Bankruptcy”). These adjustments for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items. Cash Available for Distribution We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. In addition, cash available for distribution is used by our management team for internal planning purposes and for evaluating the attractiveness of investments and acquisitions. Because of the limitations described below, however, we encourage you to review, and evaluate the basis for, each of the adjustments made to calculate CAFD. CAFD is a supplemental non-GAAP financial measure. Our definitions and calculations of CAFD may not necessarily be the same as those used by other companies. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. It should not be considered as an alternative to net income (loss), operating income, net cash provided by operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP. CAFD has certain limitations and should not be considered in isolation. Some of these limitations are: (i) CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above, including, but not limited to, not reflecting depreciation and amortization, and does not capture the level of capital expenditures required to maintain our assets and excludes certain other cash flow items that are not representative of our core business operations. These adjustments for items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items.